May 27, 2003

FROM:                                                    FOR:
Padilla Speer Beardsley Inc.                             Donaldson Company, Inc.
1101 West River Parkway                                  P.O. Box 1299
Minneapolis, MN  55415                                   Minneapolis, MN 55440

Tony Carideo                                             Rich Sheffer
(612) 455-1720                                           (952) 887-3753

FOR IMMEDIATE RELEASE
---------------------

                DONALDSON COMPANY ANNOUNCES RECORD THIRD-QUARTER
                             AND NINE-MONTH RESULTS

           RECORD THIRD QUARTER EPS UP 19 PERCENT AT $.56; REVENUE UP 12 PERCENT
               TO RECORD $302 MILLION; COMPANY AFFIRMS EXPECTATION OF 14TH CONSECUTIVE YEAR OF DOUBLE-DIGIT EARNINGS GROWTH

     MINNEAPOLIS, May 27 -- Donaldson Company, Inc. (NYSE: DCI), today reported record diluted earnings per share of $.56 for the third fiscal quarter ended April 30, 2003, up 19.1 percent from $.47 last year. Net income was a record $25.3 million, up 18.0 percent from $21.5 million last year. Record revenue was $302.5 million, up 12.3 percent from $269.4 million last year.

     For the nine-month period, diluted earnings per share were a record $1.51, up 11.9 percent from $1.35 last year. Net income totaled a record $68.2 million, up 10.0 percent from $62.0 million last year. Revenue was a record $888.0 million, up 8.0 percent from $822.1 million last year.

     "The benefits derived from our diversified portfolio were readily apparent again this quarter," said Bill Van Dyke, Donaldson's chairman, president and chief executive officer. "Strong improvement in our engine business worldwide totally offset the impact of the severe contraction in the gas turbine industry. Our new light diesel opportunity, featuring our PowerCore(TM) technology, gained momentum this quarter and promises strong growth into the future."

     Other improvements that helped deliver the record quarter included:

o The first year-over-year revenue increase in the company's industrial air filtration business in over two years. This business has stabilized over the past two quarters.

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Donaldson Company, Inc.
May 27, 2003
Page 2

o The better-than-expected integration of ultrafilter. Ultrafilter has continued to generate revenue growth while improving product cost and operating efficiency. "Ultrafilter's operating margin has grown to nearly 10 percent from what was essentially breakeven when we acquired them," Van Dyke said. "While they continue to invest in growth, the operating improvements are far from complete."

o Continued strength in the engine business in Asia, particularly in Japan, where there was a 30 percent sales growth in the quarter, driven by a sustained strong market for off-road equipment and a spike in demand for emission products.

INCOME STATEMENT DISCUSSION

     The impact of foreign currency translation during the third quarter, led by the Euro, increased sales by $20.5 million and net earnings by $1.0 million. On a year-to-date basis, foreign currency translation increased sales by $38.8 million and net earnings by $2.5 million. Worldwide revenues, excluding the impact of foreign currency translation, increased 4.7 percent during the quarter and 3.3 percent year-to-date.

     Excluding the impact of foreign currency translation, third quarter revenues outside the U.S. increased 27.2 percent, primarily reflecting the impact of ultrafilter. Year-to-date, revenues outside the U.S. increased 25.2 percent, or 4.2 percent not including ultrafilter.

     Gross margin of 32.5 percent for the quarter and 32.0 percent for nine months compares to prior year margins of 31.5 percent and 31.0 percent, respectively. Ultrafilter was the main driver. Costs for continuing plant rationalization came to $.03 per share in the quarter compared to zero a year ago. Year-to-date, plant rationalization costs were $.05 per share versus $.03 per share last year.

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Donaldson Company, Inc.
May 27, 2003
Page 3

     Third quarter operating expenses were 21.0 percent of sales, up from 20.4 percent last year. For the year, operating expenses as a percent of sales were
21.3 percent, up from 20.3 percent last year. The increase over last year is attributable to the addition of ultrafilter, which has a higher run-rate for operating expenses than Donaldson's existing businesses. Excluding ultrafilter, and on a constant currency basis, operating expenses were down $5.8 million, or
10.5 percent from last year's third quarter and are down $14.3 million, or 8.6 percent, year-to-date.

     Interest expense was $1.1 million, down from $1.4 million last year, reflecting lower interest rates and debt levels from last year. Year-to-date, interest expense was $4.6 million versus $5.0 million last year. Other income totaled $1.0 million, up slightly from $0.8 million last year. Year-to-date, other income was $3.3 million, up from $2.5 million last year. The income tax rate remained at 27 percent.

     Free cash flow - operating cash flows less capital expenditures - totaled $18.2 million versus $21.4 million last year. During the first nine months, working capital generated $19.2 million versus $25.5 million last year. Year-to-date, free cash flow totaled $68.0 million versus $70.1 million last year. The slight drop resulted from a $7.1 million increase in pension funding.

     During the quarter, the company repurchased 95,000 shares for $3.4 million as part of its ongoing share repurchase plan. Year-to-date, 621,300 shares, or
1.4 percent of outstanding shares, were repurchased for a total of $20.8 million.

BACKLOG

     Total backlog of $316 million was up 1 percent from the prior-quarter end but down 6 percent from the same period last year; the decrease attributable to the North American gas turbine market. In Engine Products, total backlog increased 4 percent from the prior-quarter end and 10 percent from the same period last year. In Industrial Products, total backlog decreased 4 percent from the prior-quarter end and 23 percent from the same period last year, again reflecting the North American gas turbine downturn. Excluding ultrafilter and North American gas turbine, total backlog rose 7 percent from last year, continuing the slow improvement in business levels seen for several quarters.

     The 90-day backlog was $180 million, up 7 percent from the prior-quarter end but down 8 percent from the same period last year. In Engine Products, the 90-day backlog increased 9 percent from the prior-quarter end and 15 percent from the same period last year. In Industrial Products, the 90-day backlog increased 5 percent from the prior-quarter end but decreased 29 percent from the same period last year.

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Donaldson Company, Inc.
May 27, 2003
Page 4

ENGINE PRODUCTS SEGMENT

     Engine Products sales for the third quarter were $174.9 million, an increase of 15.1 percent from $152.0 million last year. Year-to-date, revenues totaled $495.0 million, an increase of 10.4 percent from $448.2 million last year.

     Contrasting to general industry conditions, transportation sales for the third quarter totaled $30.7 million, up 29.5 percent from $23.7 million last year. North American truck sales increased 14.9 percent from last year as light-duty diesel sales more than tripled over last year, reflecting additional revenues from new PowerCore programs. International truck revenues increased
73.7 percent, which included a spike in demand for emissions products in Japan. Year-to-date, worldwide sales totaled $80.9 million, an increase of 26.3 percent from $64.1 million last year.

     Worldwide sales of off-road products in the quarter were $54.4 million, up
20.2 percent from $45.3 million last year. North American sales increased 10.6 percent on stronger defense sales. Asian and European sales were up 36.4 and
40.8 percent, respectively. Sales in Japan were strong on the continued export demand for off-road equipment in China. Year-to-date, worldwide sales were $145.3 million, an increase of 10.7 percent from $131.3 million last year.

     Aftermarket sales comprised 51.3 percent of total Engine Products sales in the quarter at $89.8 million, an increase of 8.1 percent from $83.0 million last year. Year-to-date, aftermarket sales were $268.8 million, an increase of 6.3 percent from $252.8 million last year.

     (Please note that certain fiscal 2002 product sales amounts have been reclassified within the Engine Products segment to conform to the current presentation. There is no impact to the total Engine Products segment for fiscal 2002.)

INDUSTRIAL PRODUCTS SEGMENT

     Industrial Products sales in the third quarter totaled $127.6 million, an increase of 8.6 percent from $117.4 million last year. Excluding the acquisition of ultrafilter, sales decreased 15.9 percent to $98.7 million. Year-to-date, Industrial Products sales were $393.0 million, up 5.1 percent from $373.9 million last year. Excluding ultrafilter, sales decreased 16.9 percent to $310.7 million.

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Donaldson Company, Inc.
May 27, 2003
Page 5

     Gas turbine product sales in the third quarter were $30.5 million, a decrease of 42.0 percent from a record $52.6 million last year. Sales in North America declined 63.9 percent. International revenues grew 23.5 percent in the quarter and replacement part sales were up 35.8 percent, softening the impact of the North American downturn. Year-to-date, gas turbine sales were $103.3 million, down 36.4 percent from a record $162.3 million last year.

     Industrial air filtration sales in the third quarter were $41.4 million, an increase of 10.2 percent from $37.6 million last year. North American revenue increased 5.1 percent, although market conditions continued to be weak with no reported improvement in industrial production or capacity utilization. International sales were up 15.9 percent due to translation gains, as business conditions remain weak throughout Europe. Year-to-date, industrial air filtration sales were $127.6 million, down 1.8 percent from $129.9 million last year.

     Sales of special application products in the third quarter were $26.8 million, a decrease of 1.6 percent from $27.2 million last year. Disk drive filter sales were down year-over-year, as the improving conditions forecasted by customers continue to be elusive. Year-to-date, special application sales were $79.8 million, a decrease of 2.3 percent from $81.7 million last year.

     Sales of ultrafilter products totaled $28.9 million in the third quarter and $82.3 million year-to-date. Comparative sales from the pre-acquisition period, not included in Donaldson's prior year results, were $26.1 million in the third quarter last year and $71.8 million year-to-date, representing revenue growth of 10.7 percent for the quarter and 14.5 percent year-to-date.

OUTLOOK

     Overall, Donaldson expects low double-digit revenue growth for engine products this fiscal year. Some highlights include:

     o The company expects North American heavy-duty truck build rates to begin improving this quarter, and should accelerate toward the end of the calendar year and into next year. Order trends and ending backlogs indicate continued strength in Europe and Asia. New PowerCore systems for light-duty diesel truck programs have ramped up quickly and will also help to lift total truck results in coming quarters.

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Donaldson Company, Inc.
May 27, 2003
Page 6

     o Off-road sales are expected to remain strong in Asia but steady in North America as the weak construction outlook continues to dampen expectations.

     o North American aftermarket sales are expected to grow from an anticipated increase in economic activity that will improve equipment utilization and spur replacement filter sales. Both North American and international aftermarket order rates have continued to improve.

     The company expects its industrial businesses to be flat in the fourth quarter. Highlights include:

     o The company expects industrial air filtration markets to remain stable near-term as ending backlogs and order trends are comparable to last year's levels.

     o Additional project delays have caused gas turbine revenues to shift out of this year's forecast. The company expects full-year revenues to decrease by 40 to 45 percent from last year's record $231 million. The gas turbine downturn is expected to continue through fiscal 2004.

     o In special applications products, order trends and backlogs continue to indicate stable conditions in the various end markets.

     o Ultrafilter products are expecting continued revenue growth, driven by additional market penetration.

     Donaldson remains committed to delivering its 14th consecutive year of double-digit earnings growth in 2003. Though the company is currently running somewhat ahead of its forecasted pace on the strength of the third quarter, the sharper decline expected in gas turbine sales will yield somewhat lower fourth quarter earnings than previous consensus estimates. However, a stronger engine business, other industrial businesses either stable or slowly improving, and continued focus on cost controls should provide sufficient fourth quarter strength to deliver another full year of 10 percent earnings per share growth.

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Donaldson Company, Inc.
May 27, 2003
Page 7

ABOUT DONALDSON COMPANY, INC.

     Donaldson Company, Inc., headquartered in Minneapolis, Minn., is a leading worldwide provider of filtration systems and replacement parts. Founded in 1915, Donaldson is a technology-driven company committed to satisfying customer needs for filtration solutions through innovative research and development. Donaldson serves customers in the industrial and engine markets including dust collection, power generation, specialty filtration, compressed air purification, off-road equipment, industrial compressors and trucks. More than 8,500 employees contribute to the company's success at 40 manufacturing locations around the world. In fiscal year 2002, Donaldson reported sales of more than $1.1 billion and achieved its thirteenth consecutive year of double-digit earnings growth. Donaldson is a member of the S&P MidCap 400 Index and Donaldson shares are traded on the New York Stock Exchange under the symbol DCI. Additional company information is available at www.donaldson.com.

SAFE HARBOR STATEMENT UNDER THE SECURITIES REFORM ACT OF 1995

     The company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and is making this cautionary statement in connection with such safe harbor legislation. This earnings release, the Annual Report to Shareholders, any Form 10-K, 10-Q or Form 8-K of the company or any other written or oral statements made by or on behalf of the company may include forward-looking statements, forecasts and projections which reflect the company's current views with respect to future events and financial performance, but involve uncertainties that could significantly impact results. The words "believe," "expect," "anticipate," "intends," "estimate," "forecast," "outlook," "plan," "promises," "project," "should" and similar expressions are intended to identify "forward-looking statements" within the meaning of the Act.

     The company wishes to caution investors that any forward-looking statements subject to uncertainties and other risk factors that could cause actual results to differ materially from such statements, including but not limited to: risks associated with currency fluctuations, commodity prices, world economic factors, political factors, the company's substantial international

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Donaldson Company, Inc.
May 27, 2003
Page 8

operations including key disk drive filter production facilities in China, highly competitive markets, changes in capital spending levels by customers, changes in product demand and changes in the geographic and product mix of sales, acquisition opportunities and integration of recent acquisitions, including the acquisition of ultrafilter, facility and product line rationalization, research and development expenditures, including ongoing information technology improvements, and governmental laws and regulations, including diesel emissions controls. For a more detailed explanation, see exhibit 99 to the company's Form 10-K filed with the Securities and Exchange Commission. The company wishes to caution investors that new factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to the company's views as of the date the statement is made. The company undertakes no obligation to publicly update or revise any forward-looking statements.





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Donaldson Company, Inc.
May 27, 2003
Page 9

                  CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS
                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                (Thousands of Dollars, except per share amounts)
                                   (Unaudited)

                                      Three Months Ended                 Nine Months Ended
                                           April 30                          April 30
                                -----------------------------     -----------------------------
                                    2003             2002             2003             2002
                                ------------     ------------     ------------     ------------
Net sales                       $    302,457     $    269,423     $    887,958     $    822,133

Cost of sales                        204,226          184,447          604,081          567,565
                                ------------     ------------     ------------     ------------

Gross margin                          98,231           84,976          283,877          254,568

Operating expenses                    63,454           54,953          189,212          167,199
                                ------------     ------------     ------------     ------------

Operating income                      34,777           30,023           94,665           87,369

Other (income) expense                (1,033)            (810)          (3,348)          (2,496)

Interest expense                       1,109            1,417            4,628            4,991
                                ------------     ------------     ------------     ------------

Earnings before income taxes          34,701           29,416           93,385           84,874

Income taxes                           9,369            7,942           25,214           22,916
                                ------------     ------------     ------------     ------------

Net earnings                    $     25,332     $     21,474     $     68,171     $     61,958
                                ============     ============     ============     ============

Weighted average shares
 outstanding                      43,385,902       44,196,624       43,540,242       44,190,547

Diluted shares outstanding        44,793,118       45,728,376       45,001,848       45,768,766

Net earnings per share          $        .59     $        .48     $       1.57     $       1.40

Net earnings per share
 assuming dilution              $        .56     $        .47     $       1.51     $       1.35

Dividends paid per share        $       .090     $       .080     $       .260     $       .230

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Donaldson Company, Inc.
May 27, 2003
Page 10

                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Thousands of Dollars)
                                   (Unaudited)

                                                 April 30     July 31
                                                   2003        2002
                                                 --------    --------
   ASSETS

  Cash and cash equivalents                      $ 49,760    $ 45,586
  Accounts receivable - net                       224,395     251,417
  Inventories - net                               112,185     117,691
  Prepaid expenses and other current assets        40,417      41,790
                                                 --------    --------

            Total current assets                  426,757     456,484

  Other assets and deferred taxes                 176,897     152,734
  Property, plant and equipment - net             256,224     240,913
                                                 --------    --------

            Total assets                         $859,878    $850,131
                                                 ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY

  Trade accounts payable                         $101,815    $115,299
  Employee compensation and other liabilities      73,210      77,274
  Notes payable                                    30,189      60,337
  Income taxes payable                             14,399      19,823
  Current maturity long-term debt                      44          57
                                                 --------    --------

            Total current liabilities             219,657     272,790

  Long-term debt                                  107,637     105,019
  Other long-term liabilities                      92,927      89,701
                                                 --------    --------

            Total liabilities                     420,221     467,510

             Equity                               439,657     382,621
                                                 --------    --------

            Total liabilities and equity         $859,878    $850,131
                                                 ========    ========

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Donaldson Company, Inc.
May 27, 2003
Page 11

                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Thousands of Dollars)
                                   (Unaudited)

                                                           Nine Months Ended
                                                                April 30
                                                        -----------------------
                                                           2003          2002
                                                        ---------     ---------
OPERATING ACTIVITIES

   Net earnings                                         $  68,171     $  61,958
   Adjustments to reconcile net earnings to net cash
     provided by operating activities:
        Depreciation and amortization                      27,584        23,862
        Changes in operating assets and liabilities        19,150        25,491
        Other                                             (11,643)       (4,860)
                                                        ---------     ---------
           Net cash provided by operating activities      103,262       106,451

INVESTING ACTIVITIES

   Net expenditures on property and equipment             (35,265)      (35,774)
   Acquisitions and investments in unconsolidated
      affiliates, net of cash acquired                     (1,259)           --
                                                        ---------     ---------
           Net cash used in investing activities          (36,524)      (35,774)

FINANCING ACTIVITIES

   Purchase of treasury stock                             (20,837)       (9,882)
   Net change in debt                                     (37,428)      (17,153)
   Dividends paid                                         (11,350)      (10,178)
   Other                                                      629         1,484
                                                        ---------     ---------
           Net cash used in financing activities          (68,986)      (35,729)

Effect of exchange rate changes on cash                     6,422          (313)
                                                        ---------     ---------

Increase in cash and cash equivalents                       4,174        34,635

Cash and cash equivalents-beginning of year                45,586        36,136
                                                        ---------     ---------

Cash and cash equivalents-end of period                 $  49,760     $  70,771
                                                        =========     =========

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Donaldson Company, Inc.
May 27, 2003
Page 12

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                             (Thousands of Dollars)
                                   (Unaudited)

                             Three Months Ended           Nine Months Ended
                                  April 30                     April 30
                          -----------------------     -----------------------
                             2003          2002          2003          2002
                          ---------     ---------     ---------     ---------
Free cash flow            $  18,249     $  21,439     $  67,997     $  70,677

Capital expenditures         11,883        10,659        35,265        35,774
                          ---------     ---------     ---------     ---------
Net cash provided
by operating
activities                $  30,132     $  32,098     $ 103,262     $ 106,451
                          =========     =========     =========     =========

EBITDA                    $  45,303     $  38,532     $ 124,576     $ 113,102
Income taxes                 (9,369)       (7,942)      (25,214)      (22,916)
Interest expense (net)       (1,033)       (1,212)       (3,607)       (4,366)

Depreciation and
amortization                 (9,569)       (7,904)      (27,584)      (23,862)
                          ---------     ---------     ---------     ---------

      Net earnings        $  25,332     $  21,474     $  68,171     $  61,958
                          =========     =========     =========     =========

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